Exhibit m(iv) under Form N-1A
                                             Exhibit 10 under Item 601/ Reg. S-K

                                    EXHIBIT C

                                     to the

                                Distribution Plan

                         MONEY MARKET OBLIGATIONS TRUST

                         NEW JERSEY MUNICIPAL CASH TRUST

                          INSTITUTIONAL SERVICE SHARES

         This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Institutional Service Shares of New Jersey Municipal Cash Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .10% of the average aggregate net asset value of the Institutional Service Shares of New Jersey Municipal Cash Trust held during the month.

         Witness the due execution hereof this 1st day of November, 1999.

                              MONEY MARKET OBLIGATIONS TRUST

                              By:  /S/ RICHARD B. FISHER
                                 ---------------------------------------
                             Name: Richard B. Fisher

                              Title: Vice President